UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2011

SUNLINK HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(770) 933-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2011, SunLink Health Systems, Inc., an Ohio corporation (the “Company”), and certain affiliates of the Company, and Chatham Credit Management III, LLC (“Chatham”) entered into a Third Modification to Loan Documents (the “Amendment”) to that certain Amended and Restated Credit Agreement dated as of August 1, 2008 (the “Credit Agreement”) among the Company, certain affiliates of the Company, and Chatham.

The Amendment was made in connection with the pre-payment of $8,000,000 by the Company on the term loan under the Credit Agreement. The Amendment modifies the Credit Agreement to reduce the interest rate on the term loan, revise certain financial and other covenants and extend the maturity date of the Credit Agreement until January 1, 2013. The Amendment also makes certain other modifications to sections of the Credit Agreement dealing with prepayments, capital expenditures and key ratios.

The foregoing summary description of the Amendment is qualified in its entirety by reference to the full text thereof which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

On July 28, 2011, the Company issued and sold 1,337,637 shares of its common stock, no par value (the “Common Stock”) to certain officers and directors of the Company in a private placement transaction (the “Private Placement”). The net proceeds of the Private Placement were approximately $2,500,000 and were used, together with operating funds of the Company, to make a pre-payment on the Company’s term loan under the Credit Agreement, as more particularly described in Item 1.01 to this Current Report.

The offer and sale of the Common Stock in the Private Placement was conducted pursuant to applicable exemptions from registration with the Securities and Exchange Commission (the “SEC”), pursuant to certain exemptive provisions of the Securities Act of 1933, as amended (the “Act”), including under Regulation D promulgated by the SEC under the Act.

Item 7.01	Regulation FD Disclosure.

On July 28, 2011, the Company issued a Press Release announcing that it had entered into the Private Placement and the Amendment. The Press Release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Modification to Loan Documents, dated as of July 28, 2011, by and among SunLink Health Systems, Inc. (and affiliates) and Chatham Capital Management III, LLC.

99.1	Press Release, dated July 28, 2011, issued by SunLink Health Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

Dated: August 1, 2011	By:	/s/ Mark J. Stockslager
	Name:	Mark J. Stockslager
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Modification to Loan Documents, dated as of July 28, 2011, by and among SunLink Health Systems, Inc. (and affiliates) and Chatham Capital Management III, LLC.

99.1	Press Release, dated July 28, 2011, issued by SunLink Health Systems, Inc.